Exhibit 10.11

AMENDMENT NO. 4

(FREEZE AMENDMENT)

TO THE

WEST COAST BANCORP

EXECUTIVES’ DEFERRED COMPENSATION PLAN

Adopted:  December 14, 2004

Effective:  December 31, 2004

RECITALS

A.	West Coast Bancorp (“Bancorp”) adopted the West Coast Bancorp Executives’ Deferred Compensation Plan effective as of January 1, 1996 (the “Plan”).

B.	The Plan provides that Bancorp may amend the Plan at any time.

C.

The recently enacted American Jobs Creation Act has made major changes to the tax laws affecting deferred compensation plans.  These changes are generally effective for amounts deferred after December 31, 2004.  Amounts deferred before that date will not be subject to the new law provided these deferred amounts are held under a plan that is not materially modified after October 3, 2004.

D.

To ensure that amounts deferred under the Plan before the effective date of the new law do not inadvertently become subject to the requirements of the new law because of subsequent changes to the Plan document, Bancorp now desires to freeze the Plan effective as of December 31, 2004.

E.	To implement this freeze, the Plan is amended on the following—

TERMS AND CONDITIONS

PARAGRAPH ONE:  The provisions of this Amendment shall supersede any provisions of the Plan to the contrary.

PARAGRAPH TWO:  No employees shall enter the Plan after December 31, 2004.

PARAGRAPH THREE: No compensation shall be deferred under the Plan after December 31, 2004.

PARAGRAPH FOUR:  No subsidiary of Bancorp may adopt the Plan after December 31, 2004.

PARAGRAPH FIVE:  The name of the Plan is changed to the “Executives’ Deferred Compensation Plan (Pre-2005).”

PARAGRAPH SIX:  Section 7.1, Rights Reserved, is amended by:

(a)	Designating the current text as subsection (a) and titling it “Board’s Authority;” and

(b)	Adding a new subsection (b) to read as follows:

	(b)	Plan Administrator’s Authority.

(1)

Subject to paragraph (2) below, the Plan Administrator may adopt any technical, clerical, conforming or clarifying amendment or other change, either prospectively or retroactively, which may be necessary or desirable to:

			(A)	Facilitate the administration of the Plan;

			(B)	Clarify or simplify the Plan; or

			(C)	Upon the advice of counsel:

(i) Maintain the Plan’s status as a “top hat” plan for purposes of ERISA; or

(ii) Comply with other applicable laws.

(2)

The Plan Administrator may not adopt any amendment or other change which would constitute a “material modification” for purposes of Code § 409A, as amended (or any comparable provision of any future tax law).

(3)

Any formal amendment adopted by the Plan Administrator shall be in writing, signed by or on behalf of the Plan Administrator and reported to Bancorp’s Compensation & Personnel Committee at its next scheduled meeting.

PARAGRAPH SEVEN:  In all other respects, the Plan is ratified and affirmed so that amounts credited to Participants’ Accounts as of December 31, 2004, shall continue to be held, invested and disbursed in accordance with the terms and conditions of the Plan as of December 31, 2004, as may be subsequently amended under Plan Section 7.1(b) (as added by Paragraph Six above).

PARAGRAPH EIGHT:  This Amendment is effective December 31, 2004.

To evidence the adoption of this Amendment No. 4, it has been signed on behalf of Bancorp by its duly designated officer.

WEST COAST BANCORP

By:

Robert D. Sznewajs, President and CEO

Dated:	December 14, 2004